UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

Innovative Eyewear, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-41392	84-2794274
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 Miami FL	33181
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (786) 785-5178

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2023, Innovative Eyewear Inc. (the “Company”) entered into a warrant exercise inducement letter agreement (“Inducement Letter”) with certain accredited investors that are existing holders of warrants to purchase an aggregate of 150,000 shares of the Company’s common stock for cash (the “Existing Warrants”), wherein the investors agreed to exercise all of their Existing Warrants at an exercise price of $3.75 per share. The Existing Warrants were previously issued in a registered direct offering which closed on August 17, 2022. The gross proceeds of the exercise of the Existing Warrants to the Company, before deducting estimated expenses and fees, are expected to be approximately $562,000.

The shares of common stock issuable upon exercise of the Existing Warrants were registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-261616) previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on August 12, 2022.

In consideration for the immediate exercise of the Existing Warrants for cash, the exercising holders will receive new warrants to purchase up to an aggregate of 300,000 shares of common stock (the “New Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The New Warrants are immediately exercisable upon issuance at an exercise price of $3.75 per common share and will expire on April 19, 2028. The form of New Warrant is filed as an exhibit to this report and is incorporated herein by reference.

The New Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of shares of common stock issuable upon exercise of the New Warrants.

This report shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

See “Item 1.01 Entry Into a Material Definitive Agreement”.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Warrant
10.1	Form of Inducement Letter

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Eyewear, Inc.

Date: April 17, 2023	By:	/s/ Harrison Gross
Harrison Gross
Chief Executive Officer

2